AGREEMENT OF MERGER

     This Agreement of Merger ("the Agreement") is made and entered into as of March 13, 2002, by and among EMTC International, Inc., an Oklahoma corporation ("EMTC"); Engineering and Materials Technology Corporation, an Oklahoma corporation ("Engineering"); and SuperCorp Inc., an Oklahoma corporation ("SuperCorp").

     WHEREAS, the Directors of EMTC and the Directors of Engineering have each agreed to submit to their respective stockholders, for such stockholders' approval or rejection, the merger of Engineering into EMTC ("the Merger") in accordance with the provisions of the Oklahoma General Corporation Act, other applicable law and the provisions of this Agreement; and

     WHEREAS, SuperCorp is the controlling stockholder of EMTC;

     NOW, THEREFORE, in consideration of the promises, undertakings and mutual covenants set forth herein, EMTC, Engineering, and SuperCorp agree as follows:

     1. Merger; Effective Date. Pursuant to the terms and provisions of this
        ----------------------
Agreement and of the Oklahoma General Corporation Act, and subject to the prior approval by the stockholders of each of EMTC and Engineering, Engineering shall be merged with and into EMTC, as confirmed by the filing by EMTC of a certified copy of this Agreement, a certificate of merger, or articles of merger with the Secretary of State of the State of Oklahoma ("the Effective Date"). EMTC shall be the surviving corporation ("the Surviving Corporation"). EMTC and Engineering shall be referred to hereinafter collectively as the "Constituent Corporations." On the Effective Date, the separate existence and corporate organization of Engineering, except insofar as it may be continued by statute, shall cease and EMTC shall continue as the Surviving Corporation, which shall succeed, without other transfer or further act or deed whatsoever, to all the rights, property and assets of the Constituent Corporations and shall be subject to and liable for all the debts and liabilities of each; otherwise, its identity, existence, purposes, rights, immunities, properties, liabilities and obligations shall be unaffected and unimpaired by the Merger except as expressly provided herein. This Agreement supersedes all previous agreements among the parties hereto relating to the Merger.

     2. Articles of Incorporation and Bylaws. The Articles of Incorporation and
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Bylaws of the Surviving Corporation shall be the Articles of Incorporation and
Bylaws of EMTC as in effect on the Effective Date.

     3. Directors. The directors of Engineering on the Effective Date shall
        ---------
become the directors of the Surviving Corporation from and after the Effective Date, who shall hold office subject to the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their successors are duly elected and qualified.

     4. Officers. The officers of Engineering on the Effective Date shall become
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the officers of the Surviving Corporation from and after the Effective Date, subject to such powers with respect to the designation of officers as the directors of the Surviving Corporation may have under its Articles of Incorporation and Bylaws.

     5. Manner of Conversion. The manner of converting the shares of capital
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stock of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

                  5.1. The shares of capital stock of Engineering which shall be issued and outstanding on the Effective Date shall, on the Effective Date, be converted, pro rata, into 5,400,000 shares of common stock ("the Merger Shares") of EMTC.

                  5.2. There shall be 600,000 shares of Common Stock, $0.001 par value, of EMTC issued and outstanding prior to the Effective Date ("the Spinoff Shares") and held of record by SuperCorp, which shares shall, on the Effective Date, continue to be outstanding and which shall be distributed by the record holder thereof, SuperCorp, to its stockholders ("the Spinoff"), pro rata.

                  5.3 There shall be no options or warrants to purchase shares of Common Stock of EMTC or Engineering outstanding on the Effective Date.

     6. Representations and Warranties. SuperCorp and EMTC jointly represent and
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warrant to, and agree with, Engineering that:

                  6.1 EMTC has been duly organized and is validly existing under the Oklahoma General Corporation Act. EMTC has no subsidiary and does not own an equity interest in any entity.

                  6.2 The authorized capital of EMTC is 50,000,000 shares of capital stock, which is of two classes as follows:

                                                      Number of       Par value
          Class            Series                     Shares          of Shares
          -----            ------                    ---------        ---------
          Common           None                       40,000,000          $0.001
          Preferred        To be designated           10,000,000          $0.001
                           by the directors

                  6.3 As of the Effective Date but immediately before giving effect to the Merger, EMTC has outstanding capital as follows: 600,000 shares of Common Stock, $0.001 par value. No other shares, options, warrants or any rights to acquire EMTC's capital stock will be issued and outstanding as of the Effective Date and immediately before giving effect to the Merger. The shares of common stock to be issued in connection with the Merger, when issued, delivered and sold, will be duly and validly issued and outstanding, fully paid and non-assessable, will not have been issued in violation of or subject to any preemptive or similar rights and will be free from any lien, charge, encumbrance or other security interest or third party right or interest.

                  6.4 EMTC has no liabilities or obligations, whether absolute, contingent or otherwise.

                  6.5 As of the Effective Date, the financial statements of EMTC shall not vary in any particular from EMTC's financial statements that appear in the registration statements described in paragraph 7 below.

                  6.6 As of the Effective Date, the Merger and the Agreement will have been duly authorized and approved by EMTC's directors and stockholders.

                  6.7 EMTC is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended.

     7. Conditions of Engineering's Obligations. The obligations of Engineering
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to complete the Merger as provided herein shall be subject to the accuracy of the representations and warranties of SuperCorp and EMTC herein contained as of the Effective Date, to the performance by EMTC and SuperCorp of their obligations hereunder and to the following additional conditions:

                  7.1 The Merger Shares and the Spinoff Shares of common stock of EMTC to be distributed pursuant to the provisions of paragraph 5.1 and 5.2 above shall, prior to the distribution thereof, be registered pursuant to the provisions of the Securities Act of 1933, as amended, by virtue of the filing of the appropriate registration statements with the U.S. Securities and Exchange Commission.

                  7.2 SuperCorp shall have distributed the Spinoff Shares to an escrow agent, as described in the registration statements filed with the SEC.

                  7.3 The directors and the stockholders of Engineering are free to approve or disapprove the Merger in their full discretion.

     8. Tax Treatment. The merger of EMTC and Engineering shall be accomplished
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as a tax-free reorganization.

     9. Certificate of Merger. Upon the approval of the Merger by the
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stockholders of EMTC and of Engineering, the officers of EMTC shall file with the Secretary of State, State of Oklahoma either a certified copy of this Agreement, a Certificate of Merger, or other required filing containing terms and provisions consistent with this Agreement of Merger; provided, however, that at any time prior to the filing of this Agreement (or a certificate in lieu thereof) with the Secretary of State, State of Oklahoma, the Agreement may be terminated by the board of directors of Engineering notwithstanding approval of this Agreement by the stockholders of Engineering or of EMTC.

                         EMTC International, Inc., an Oklahoma corporation


                         By: /s/ George W. Cole
                         George W. Cole, President

                         Engineering and Materials Technology Corporation, an Oklahoma corporation


                         By: /s/ John Harcourt
                         John Harcourt, President

                         SuperCorp Inc.


                         By: /s/ George W. Cole
                         George W. Cole, President